Exhibit 99.1

Helen of Troy Limited Reports Third Quarter Fiscal 2018 Results

● Delivers Consolidated Net Sales Revenue Growth of 1.9%; Core Business Growth of 1.3%

● Reports GAAP Diluted Loss Per Share of $(1.12); Adjusted Diluted EPS of $2.52

● Updates Post-Divestiture Fiscal 2018 GAAP Diluted EPS Outlook to $5.42 to $5.63 for Continuing Operations

● Updates Post-Divestiture Adjusted Diluted EPS Outlook to $6.85 to $7.10 for Continuing Operations

●  Updates Post-Divestiture Fiscal 2018 Outlook for Consolidated Net Sales from Continuing Operations of $1.440 to $1.463 billion; Growth of 2.3% to 4.0%

El Paso, Texas, January 8, 2018 — Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name housewares, health and home and beauty products, today reported results for the three-month period ended November 30, 2017.  Third quarter fiscal 2018 GAAP results include pre-tax non-cash asset impairment charges of $82.2 million associated with the Company’s Nutritional Supplements segment and $1.3 million in restructuring charges related to our restructuring plan, Project Refuel, with no comparable charges in the same period last year.

Executive Summary

•	Consolidated net sales revenue increase of 1.9%, including:
o	An increase in Leadership Brand net sales of approximately 6.4%
o	An increase in online channel net sales of approximately 18.6%
•

GAAP operating loss of $(15.6) million, or (3.4)% of net sales, which includes $82.2 million in non-cash pre-tax asset impairment charges and $1.3 million in restructuring charges, compared to operating income of $63.3 million, or 14.2% of net sales, in the same period last year

•

Non-GAAP adjusted operating income growth of 7.5% to $79.0 million, or 17.4% of net sales, which excludes the impairment and restructuring charges mentioned above, compared to $73.4 million, or 16.5% of net sales in the same period last year

•	Effective tax rate of (58.4)% compared to 3.7% in the same period of the prior year, driven by the impact of impairment charges on the tax provision
•

GAAP diluted loss per share of $(1.12), which includes $3.30 per share in impairment and restructuring charges mentioned above, compared to diluted earnings per share (“EPS”) of $2.07 in the same period last year with no comparable charges in the prior year

•	Non-GAAP adjusted diluted earnings per share growth of 6.3% to $2.52, compared to $2.37 in the same period last year
•	Repurchased 311,100 shares of common stock in the open market during the quarter for $29.2 million

Julien R. Mininberg, Chief Executive Officer, stated: “We achieved solid results in the third quarter, with consolidated sales growth of 1.9% driven primarily by new product introductions, incremental distribution, and growth in international sales. Our Leadership Brands continue to perform well, gaining 6.4% with each of the seven growing during the quarter. Growth in the online channel continued to be a key driver, gaining 18.6% to now represent 17.4% of total sales for the third quarter.  We drove gross margin expansion through a better mix of higher-margin sales, and increased consolidated adjusted operating margin as we benefitted from greater efficiencies from our shared services platform, even as we continued to invest in our brand portfolio and digital capabilities. This progress resulted in adjusted earnings per share growth of 6.3%. Our Health & Home and Housewares segments led sales growth in the quarter, and both segments achieved higher adjusted operating margins compared to the prior year period. In our Beauty segment, sales and profitability benefitted from new product introductions in the appliance category, which was offset by continued challenges in the personal care category. Subsequent to the end of the third quarter, we completed the sale of the Nutritional Supplements business. The sale of Healthy Directions demonstrates our willingness to sharpen our portfolio and allows us to focus even more resources on our Leadership Brands. Post divestiture,  these brands, which are among our highest volume, highest margin and most asset-efficient,  now represent more than 75% of fiscal year-to-date sales from continuing operations. Importantly, the direct-to-consumer systems and fulfillment capability we built for Healthy Directions remain with Helen of Troy. We continue to look for the right acquisition to further strengthen our portfolio and make use of our strong balance sheet. Meanwhile, during the third quarter we opportunistically repurchased 1.2% of our outstanding common stock.”

Mr. Mininberg continued: “We are pleased with our accomplishments this fiscal year to date, which are the result of solid execution against our clear and focused strategies. We achieved overall sales growth of 2.6%, including growth in our Leadership Brands of 7.3%, improved profitability, and delivered adjusted diluted EPS growth of 12.1%. We also reduced inventory by over 5% year over year as we continue to benefit from the improved operating efficiencies that are so important to our overall transformation plan.  We are therefore increasing our fiscal 2018 adjusted diluted EPS outlook range for continuing operations. We continue to prudently invest behind those brands, channels and categories that provide the best opportunities to drive growth and further improve profitability. We believe these disciplined investments in product innovation, marketing, and digital initiatives will position our company for continued long-term shareholder value creation.”

	Three Months Ended November 30,
	Housewares	Health & Home	Nutritional Supplements	Beauty	Total
Fiscal 2017 sales revenue, net	$124,723	$179,842	$32,163	$107,686	$444,414
Core business	3,074	9,323	(2,827)	(3,731)	5,839
Impact of foreign currency	220	1,810	-	762	2,792
Change in sales revenue, net	3,294	11,133	(2,827)	(2,969)	8,631
Fiscal 2018 sales revenue, net	$128,017	$190,975	$29,336	$104,717	$453,045

Total net sales revenue growth	2.6%	6.2%	(8.8)%	(2.8)%	1.9%
Core business	2.5%	5.2%	(8.8)%	(3.5)%	1.3%
Impact of foreign currency	0.2%	1.0%	-%	0.7%	0.6%

Operating margin (GAAP)
Third quarter fiscal 2018	23.4%	14.6%	(284.7)%	9.6%	(3.4)%
Third quarter fiscal 2017	23.4%	11.2%	(0.2)%	13.0%	14.2%
Adjusted operating margin (non-GAAP)
Third quarter fiscal 2018	25.0%	16.9%	3.6%	13.0%	17.4%
Third quarter fiscal 2017	24.5%	13.7%	5.8%	15.3%	16.5%

Consolidated Operating Results - Third Quarter Fiscal 2018 Compared to Third Quarter Fiscal 2017

Consolidated net sales revenue increased 1.9% to $453.0 million compared to $444.4 million, which included an increase of 0.6% from foreign currency fluctuations. The net sales increase includes the contribution from new product introductions, online customer growth, incremental distribution, and growth in international sales. These factors were partially offset by an 8.8% decline in the Nutritional Supplements segment, which had an unfavorable impact of 0.6% on consolidated sales growth, a decrease in the personal care category within Beauty, and the impact of lower store traffic and soft consumer spending at traditional brick and mortar retail.

•

Consolidated gross profit margin increased 0.8% percentage points to 44.5% compared to 43.7%. The increase in consolidated gross profit margin is primarily due to favorable product mix, growth in the Company’s Leadership Brands and the favorable impact of net foreign currency fluctuations, partially offset by the unfavorable impact that the revenue declines in the Nutritional Supplements segment and personal care category had on consolidated gross profit margin.

•

Consolidated SG&A as a percentage of sales increased by 0.1% percentage point to 29.6% of net sales compared to 29.5%. The increase is primarily due to higher incentive compensation expense and the unfavorable comparative impact of foreign currency revaluation year over year. These factors were partially offset by lower advertising expense, improved distribution efficiency, lower outbound freight costs, and the impact that higher overall net sales had on operating leverage.

•

GAAP operating loss was $(15.6) million, or (3.4)% of net sales, compared to operating income of $63.3 million, or 14.2% of net sales, in the same period last year. Operating loss includes pre-tax non-cash asset impairment charges of $82.2 million in the Company’s Nutritional Supplements segment and pre-tax restructuring charges of  $1.3 million,  with no comparable charges in the same period last year. These items unfavorably impacted the year-over-year comparison of operating margin by 18.4 percentage points. The remaining increase in consolidated operating margin primarily reflects a higher mix of Leadership Brand sales at a higher operating margin, lower marketing and advertising expense, improved distribution efficiency, lower outbound freight costs, and the impact that higher overall net sales had on operating leverage. These factors were partially offset by higher incentive compensation expense and the unfavorable comparative impact of foreign currency revaluation year-over-year.

•

Income tax expense as a percentage of pre-tax loss was (58.4)%, compared to income tax expense of 3.7% for the same period last year, primarily due to the recognition of tax benefits from impairment charges over the course of the year in relation to pre-tax income, as opposed to the periods in which the charges were incurred. There were no comparable expenses or benefits in the same period last year.  The expected $52.8 million tax benefit from impairment charges will be recognized entirely in the fourth quarter of fiscal 2018 relative to pre-tax income.

•

Net loss was $(30.4) million, or $(1.12) per diluted share on 27.1 million weighted average shares outstanding, compared to net income of $57.6 million, or $2.07 per diluted share on 27.8 million weighted average diluted shares outstanding. Net loss for the three months ended November 30, 2017 includes after-tax non-cash asset impairment charges of $88.6 million and after-tax restructuring charges of $1.2 million, with no comparable charges for the same period last year.

•

Adjusted EBITDA (EBITDA excluding non-cash asset impairment charges, restructuring charges, and non‐cash share based compensation, as applicable) increased 7.5% to $83.3 million compared to $77.5 million.

On an adjusted basis for the third quarters of fiscal 2018 and 2017, excluding non-cash asset impairment charges, restructuring charges, non‐cash share based compensation, and non-cash amortization of intangible assets, as applicable:

•

Adjusted operating income was $79.0 million, or 17.4% of net sales, compared to $73.4 million, or 16.5% of net sales. The 7.6% increase in adjusted operating income primarily reflects a higher mix of Leadership Brand sales at a higher operating margin, lower marketing and advertising expense, a decline in product liability expense, improved distribution efficiency, lower outbound freight costs, and the impact that higher overall net sales had on operating leverage.  These factors were partially offset by higher incentive compensation expense and the unfavorable comparative impact of foreign currency revaluation year-over-year.

•

Adjusted income was $68.8 million, or $2.52 per diluted share, compared to $66.0 million, or $2.37 per diluted share. The 6.3% increase in adjusted diluted earnings per share primarily reflects the impact of higher adjusted operating income in the Company’s Housewares and Health & Home segments and lower weighted average diluted shares outstanding year-over-year.

Segment Operating Results - Third Quarter Fiscal 2018 Compared to Third Quarter Fiscal 2017

Housewares net sales increased by 2.6% reflecting an increase in online channel sales, incremental distribution with existing customers, international growth, and new product introductions for both Hydro Flask and OXO brands. This growth was partially offset by the unfavorable impact of lower store traffic and soft consumer spending at traditional brick and mortar retail, and the unfavorable comparative impact of strong sales into the club channel in the same period last year.  Segment net sales also benefitted from the favorable impact of net foreign currency fluctuations of approximately $0.2 million, or 0.2%. GAAP operating margin was unchanged at 23.4%. Adjusted operating margin increased 0.5 percentage points primarily due to lower incentive compensation expense and the impact of increased operating leverage from net sales growth, partially offset by higher marketing, advertising and new product development expense.

Health & Home net sales increased 6.2% reflecting growth in online channel sales, expanded international distribution, and incremental distribution with existing customers. Segment net sales also benefitted from the favorable impact of net foreign currency fluctuations of approximately $1.8 million, or 1.0%. GAAP operating margin was 14.6% compared to 11.2%. Adjusted operating margin increased 3.2 percentage points reflecting a decline in product liability expense, lower legal fee expense, improved distribution efficiency, lower outbound freight costs, a decrease in marketing, advertising and new product development expense, increased operating leverage from net sales growth, and the favorable impact of net foreign currency fluctuations on net sales.

Beauty net sales decreased 2.8% primarily reflecting a  decline in the personal care category, which offset solid growth in both retail and professional appliance sales, particularly to online retail customers. Segment net sales benefitted from the favorable impact of net foreign currency fluctuations of approximately $0.8 million, or 0.7%. GAAP operating margin was 9.6% compared to 13.0%. Adjusted operating margin was 13.0% compared to 15.3% reflecting higher incentive compensation expense and the net sales decline in the personal care category and its unfavorable impact on sales mix and operating leverage,  partially offset by lower media advertising expense, improved distribution efficiency and lower outbound freight costs.

Nutritional Supplements net sales decreased 8.8%, reflecting a decline in auto-delivery revenue resulting primarily from the transition to new order management and customer relationship management systems, partially offset by increases in direct mail and third-party retail sales. The segment’s operating loss was $(83.5) million, and included pre-tax non-cash asset impairment charges of $82.2 million and restructuring charges of $0.1 million, with no comparable charges in the same period last year. This compares to an operating loss of $(0.1) million in the same period last year. Segment adjusted operating income was $1.1 million compared to adjusted operating income of $1.9 million in the same period last year. The decrease in adjusted operating income is primarily due to higher promotional, advertising and customer acquisition costs as a percentage of sales and the net sales decline and its unfavorable impact on operating leverage.

Balance Sheet Highlights - Third Quarter Fiscal 2018 Compared to Third Quarter Fiscal 2017

•	Cash and cash equivalents totaled $21.2 million, compared to $16.8 million
•	Total short- and long-term debt was $426.2 million, compared to $564.9 million, a net decrease of $138.7 million
•	Accounts receivable turnover was 59.1 days, compared to 57.8 days
•	Inventory was $285.6 million, compared to $301.1 million, a net decrease of 5.1%. Inventory turnover was 2.9 times compared to 2.8 times

Subsequent Events

Divestiture of the Nutritional Supplements Segment

On December 20, 2017, the Company completed the sale of Healthy Directions LLC and its subsidiaries to Direct Digital, LLC.  The purchase price from the sale is comprised of $46 million in cash paid at closing and a supplemental payment with a target value of $25 million, payable on or before August 1, 2019. The final amount of the supplemental payment may be adjusted up or down based on the performance of Healthy Directions through February 28, 2018.  The final purchase price is also subject to a  customary working capital adjustment.  The transaction is not reflected in the Company’s consolidated condensed financial statements as of and for the period ended November 30, 2017.

Tax Reform

The Tax Cuts and Jobs Act was signed into law in December 2017, which represents significant U.S. federal tax reform legislation that includes a permanent reduction to the U.S. federal corporate income tax rate. The permanent reduction to the federal corporate income tax rate will have the effect of a one-time impact to the value of the Company’s deferred tax assets and liabilities. Additionally, the Company expects that the tax reform legislation will subject certain of its cumulative foreign earnings and profits to U.S. income taxes through a deemed repatriation.  The Company is reviewing the recently enacted tax reform’s effects on its deferred tax assets and liabilities and the taxation of certain foreign earnings and profits, and expects to recognize the one-time impact in the fourth quarter of fiscal 2018. On a go-forward basis, the Company expects the impact of the legislation to result in a reduction of its effective tax rate beginning in fiscal 2019. The Company has provided its estimated tax rate outlook for the remainder of fiscal 2018 in a table accompanying the press release and will provide its fiscal year 2019 estimated tax rate outlook when it reports its fourth quarter fiscal 2018 results.

Fiscal 2018 Annual Outlook

For fiscal 2018, the Company expects consolidated net sales revenue from continuing operations in the range of $1.440 to $1.463 billion, which implies consolidated sales growth of 2.3% to 4.0%. The Company’s net sales outlook assumes that December 2017 foreign currency exchange rates will remain constant for the remainder of the fiscal year and that the severity of the cough/cold/flu season will be in line with long-term historical averages. Finally, the Company’s net sales outlook reflects the following expectations by segment:

•	Housewares net sales growth of 7% to 9%;
•	Health & Home net sales growth in the mid-single digits; and
•	Beauty net sales decline in the mid-single digits.

The Company now expects consolidated GAAP diluted earnings per share for continuing operations of $5.42 to $5.63 and adjusted diluted earnings per share (non-GAAP) for continuing operations in the range of $6.85 to $7.10, which excludes after-tax asset impairment charges, the Toys ”R” Us bankruptcy charge, restructuring charges, share-based compensation expense and intangible asset amortization expense. The Company’s diluted earnings per share outlook assumes that December 2017 foreign currency exchange rates will remain constant for the remainder of the fiscal year.

Consistent with the Company’s strategies of investing in core business growth and consumer centric innovation, its outlook continues to include approximately $0.40 to $0.50 per diluted share year-over-year in incremental after-tax growth investments expanding digital marketing, advertising, new product development and e-commerce, primarily behind the Company’s Leadership Brands. The diluted earnings per share outlook is based on an estimated weighted average diluted shares outstanding of 27.3 million.

As previously announced, the Company has initiated Project Refuel, which upon the divestiture of the Nutritional Supplements segment, is now targeting annualized profit improvement of approximately $8.0 million over the duration of the plan. The plan is estimated to be completed by the first quarter of fiscal 2020, and the Company expects to incur total cumulative restructuring charges in the range of $3.2 to $4.8 million over the same period.

The Company now expects a reported GAAP  effective tax rate range of 10.4% to 10.9% for continuing operations, and an adjusted effective tax rate range of 6.8% to 7.2% for continuing operations for the full fiscal year 2018. The outlook does not include the potential one-time impact from recently enacted tax legislation that cannot be reasonably estimated at this time. Please refer to the schedule entitled “Effective Income Tax Rate

(GAAP) and Adjusted Effective Income Tax Rate (Non-GAAP)” in the accompanying tables to this press release.

The likelihood and potential impact of any fiscal 2018 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, or further share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s sales and earnings outlook.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Monday,  January 8, 2018.  Investors and analysts interested in participating in the call are invited to dial (888) 394-8218 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at:  http://investor.hotus.com/. A telephone replay of this call will be available at 12:00 p.m. Eastern Time on January 8, 2018 until 11:59 p.m. Eastern Time on January 15, 2018 and can be accessed by dialing (844) 512-2921 and entering replay pin number 1227500. A replay of the webcast will remain available on the website for 60 days.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as Leadership Brand net sales, adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income, adjusted diluted earnings per share, EBITDA and adjusted EBITDA, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s consolidated statements of operations. All references to our continuing operations exclude the Nutritional Supplements segment.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ, NM: HELE) is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including OXO®, Hydro Flask®, Vicks®, Braun®, Honeywell®, PUR®, Febreze®, Revlon®, Pro Beauty Tools®, Sure®, Pert®, Infusium23®, Brut®, Ammens®, Hot Tools®, and Bed Head®. All trademarks herein belong to Helen of Troy Limited (or its affiliates) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.hotus.com/

Forward Looking Statements

Certain written and oral statements made by our Company and subsidiaries of our Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that we expect or anticipate will occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and assumptions, but there can be no assurance that we will realize our expectations or that our assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, we caution readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2017 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, our ability to deliver products to our customers in a timely manner and according to their fulfillment standards, the costs of complying with the business demands and requirements of large sophisticated customers, our relationships with key customers and licensors, our dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, our dependence on sales to several large customers and the risks associated with any loss or substantial decline in sales to top customers, expectations regarding any proposed restructurings, our recent and future acquisitions or divestitures, including our ability to realize anticipated cost savings, synergies and other benefits along with our ability to effectively integrate acquired businesses or separate divested businesses, circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets, the retention and recruitment of key personnel, foreign currency exchange rate fluctuations, disruptions in U.S., U.K., Euro zone, and other international credit markets, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, our dependence on foreign sources of supply and foreign manufacturing, and associated operational risks including, but not limited to, long lead times, consistent local labor availability and capacity, and timely availability of sufficient shipping carrier capacity, labor and energy on cost of goods sold and certain operating expenses, the geographic concentration and peak season capacity of certain U.S. distribution facilities increases our exposure to significant shipping disruptions and added shipping and storage costs, our projections of product demand, sales and net income are highly subjective in nature and future sales and net income could vary in a material amount from such projections, the risks associated with the use of trademarks licensed from and to third parties, our ability to develop and introduce a continuing stream of new products to meet changing consumer preferences, trade barriers, exchange controls, expropriations, and other risks associated with U.S. and foreign operations, the risks to our liquidity as a result of changes to capital market conditions and other constraints or events that impose constraints on our cash resources and ability to operate our business, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the risks associated with product recalls, product liability, other claims, and related litigation against us, the risks associated with accounting for tax positions, tax audits and related disputes with taxing authorities, the risks of potential changes in laws in the U.S. or abroad, including tax laws, regulations or treaties, employment and health insurance laws and regulations, and laws relating to environmental policy, financial regulation, transportation policy and infrastructure policy along with the costs and complexities of compliance with such laws, and our ability to continue to avoid classification as a controlled foreign corporation. We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Helen of Troy Limited

Anne Rakunas, Director, External Communications

(915) 225-4841

ICR, Inc.

Allison Malkin, Sr. Managing Director

(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended November 30,
	2017		2016
Sales revenue, net	$453,045	100.0%	$444,414	100.0%
Cost of goods sold	251,271	55.5%	250,199	56.3%
Gross profit	201,774	44.5%	194,215	43.7%

Selling, general, and administrative expense ("SG&A")	133,894	29.6%	130,896	29.5%
Asset impairment charges	82,227	18.1%	-	-%
Restructuring charges(4)	1,283	0.3%	-	-%
Operating income (loss)	(15,630)	(3.4)%	63,319	14.2%

Nonoperating income, net	34	-%	106	-%
Interest expense	(3,619)	(0.8)%	(3,625)	(0.8)%
Income (loss) before income taxes	(19,215)	(4.2)%	59,800	13.5%

Income tax expense	11,221	2.5%	2,188	0.5%
Net income (loss)	$(30,436)	(6.7)%	$57,612	13.0%

Diluted earnings (loss) per share	$(1.12)		$2.07

Weighted average shares of common stock used in computing diluted earnings (loss) per share	27,113		27,802

	Nine Months Ended November 30,
	2017		2016
Sales revenue, net	$1,191,112	100.0%	$1,160,522	100.0%
Cost of goods sold	664,956	55.8%	650,912	56.1%
Gross profit	526,156	44.2%	509,610	43.9%

Selling, general, and administrative expense ("SG&A")	387,332	32.5%	378,506	32.6%
Asset impairment charges	136,297	11.4%	7,400	0.6%
Restructuring charges(4)	1,283	0.1%	-	-%
Operating income	1,244	0.1%	123,704	10.7%

Nonoperating income, net	281	-%	343	-%
Interest expense	(11,327)	(1.0)%	(11,142)	(1.0)%
Income (loss) before income taxes	(9,802)	(0.8)%	112,905	9.7%

Income tax expense	5,833	0.5%	7,912	0.7%
Net income (loss)	$(15,635)	(1.3)%	$104,993	9.0%

Diluted earnings (loss) per share	$(0.58)		$3.74

Weighted average shares of common stock used in computing diluted earnings (loss) per share	27,140		28,058

HELEN OF TROY LIMITED AND SUBSIDIARIES

Net Sales Revenue by Segment
(Unaudited)
(in thousands)

	Three Months Ended November 30,				% of Sales Revenue, net
	2017	2016	$ Change	% Change	2017	2016
Sales revenue by segment, net
Housewares	$128,017	$124,723	$3,294	2.6%	28.3%	28.1%
Health & Home	190,975	179,842	11,133	6.2%	42.2%	40.5%
Nutritional Supplements	29,336	32,163	(2,827)	(8.8)%	6.5%	7.2%
Beauty	104,717	107,686	(2,969)	(2.8)%	23.1%	24.2%
Total sales revenue, net	$453,045	$444,414	$8,631	1.9%	100.0%	100.0%

	Nine Months Ended November 30,				% of Sales Revenue, net
	2017(3)	2016	$ Change	% Change	2017	2016
Sales revenue by segment, net
Housewares	$341,165	$315,302	$25,863	8.2%	28.6%	27.2%
Health & Home	489,102	470,650	18,452	3.9%	41.1%	40.6%
Nutritional Supplements	92,212	101,215	(9,003)	(8.9)%	7.7%	8.7%
Beauty	268,633	273,355	(4,722)	(1.7)%	22.6%	23.6%
Total sales revenue, net	$1,191,112	$1,160,522	$30,590	2.6%	100.0%	100.0%

HELEN OF TROY LIMITED AND SUBSIDIARIES

Leadership Brand Net Sales Revenue(1)

(Unaudited)
(in thousands)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2017	2016	2017	2016
Leadership Brand sales revenue, net(2)	$329,884	$310,121	$843,169	$785,788
All other sales revenue, net	123,161	134,293	347,943	374,734
Total sales revenue, net	$453,045	$444,414	$1,191,112	$1,160,522

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated and Segment Net Sales, Operating Margin and Adjusted Operating Margin (non-GAAP)(1)

(Unaudited)

(in thousands)

	Three Months Ended November 30,
	Housewares	Health & Home	Nutritional Supplements	Beauty	Total
Fiscal 2017 sales revenue, net	$124,723	$179,842	$32,163	$107,686	$444,414
Core business	3,074	9,323	(2,827)	(3,731)	5,839
Impact of foreign currency	220	1,810	-	762	2,792
Change in sales revenue, net	3,294	11,133	(2,827)	(2,969)	8,631
Fiscal 2018 sales revenue, net	$128,017	$190,975	$29,336	$104,717	$453,045

Total net sales revenue growth	2.6%	6.2%	(8.8)%	(2.8)%	1.9%
Core business	2.5%	5.2%	(8.8)%	(3.5)%	1.3%
Impact of foreign currency	0.2%	1.0%	-%	0.7%	0.6%

Operating margin (GAAP)
Third quarter fiscal 2018	23.4%	14.6%	(284.7)%	9.6%	(3.4)%
Third quarter fiscal 2017	23.4%	11.2%	(0.2)%	13.0%	14.2%
Adjusted operating margin (non-GAAP)
Third quarter fiscal 2018	25.0%	16.9%	3.6%	13.0%	17.4%
Third quarter fiscal 2017	24.5%	13.7%	5.8%	15.3%	16.5%

	Nine Months Ended November 30,
	Housewares	Health & Home	Nutritional Supplements	Beauty	Total
Fiscal 2017 sales revenue, net	$315,302	$470,650	$101,215	$273,355	$1,160,522
Core business	20,043	17,364	(9,003)	(5,025)	23,379
Impact of foreign currency	(328)	1,088	-	303	1,063
Acquisitions(3)	6,148	-	-	-	6,148
Change in sales revenue, net	25,863	18,452	(9,003)	(4,722)	30,590
Fiscal 2018 sales revenue, net	$341,165	$489,102	$92,212	$268,633	$1,191,112

Total net sales revenue growth	8.2%	3.9%	(8.9)%	(1.7)%	2.6%
Core business	6.4%	3.7%	(8.9)%	(1.8)%	2.0%
Impact of foreign currency	(0.1)%	0.2%	-%	0.1%	0.1%
Acquisitions	1.9%	-%	-%	-%	0.5%

Operating Margin (GAAP)
Year-to-Date Fiscal 2018	21.0%	10.3%	(150.1)%	6.7%	0.1%
Year-to-Date Fiscal 2017	21.9%	8.3%	(6.5)%	8.1%	10.7%
Adjusted Operating Margin (non-GAAP)
Year-to-Date Fiscal 2018	22.8%	13.3%	0.4%	11.2%	14.5%
Year-to-Date Fiscal 2017	23.3%	11.7%	4.8%	11.9%	14.3%

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information

(Unaudited)

(in thousands)

	November 30,
	2017	2016
Balance Sheet:
Cash and cash equivalents	$21,157	$16,780
Receivables, net	302,390	289,943
Inventory, net	285,594	301,088
Total assets, current	622,646	620,062
Total assets	1,774,895	1,889,077
Total liabilities, current	359,126	327,503
Total long-term liabilities	431,359	581,696
Total debt	426,191	564,902
Stockholders' equity	984,410	979,878

Liquidity:
Working capital	$263,520	$292,559

	Nine Months Ended November 30,
	2017	2016
Cash Flow:
Depreciation and amortization	$32,362	$33,323
Net cash provided by operating activities	107,629	139,140
Capital and intangible asset expenditures	19,854	14,989
Payments to acquire businesses, net of cash received	-	209,258
Net debt repayments	60,400	55,800
Payments for repurchases of common stock	29,158	75,000

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income (Loss)
to Adjusted Operating Income (non-GAAP)(1)

(Unaudited)

(in thousands)

	Three Months Ended November 30, 2017
	Housewares		Health & Home		Nutritional Supplements		Beauty		Total
Operating income (loss), as reported GAAP)	$29,982	23.4%	$27,897	14.6%	$(83,521)	(284.7)%	$10,012	9.6%	$(15,630)	(3.4)%
Asset impairment charges	-	-%	-	-%	82,227	280.3%	-	-%	82,227	18.1%
Restructuring charges(4)	-	-%	-	-%	118	0.4%	1,165	1.1%	1,283	0.3%
Subtotal	29,982	23.4%	27,897	14.6%	(1,176)	(4.0)%	11,177	10.7%	67,880	15.0%
Amortization of intangible assets	489	0.4%	2,797	1.5%	1,770	6.0%	1,374	1.3%	6,430	1.4%
Non-cash share-based compensation	1,527	1.2%	1,632	0.9%	467	1.6%	1,025	1.0%	4,651	1.0%
Adjusted operating income (non-GAAP)	$31,998	25.0%	$32,326	16.9%	$1,061	3.6%	$13,576	13.0%	$78,961	17.4%

	Three Months Ended November 30, 2016
	Housewares		Health & Home		Nutritional Supplements		Beauty		Total
Operating income (loss), as reported (GAAP)	$29,223	23.4%	$20,155	11.2%	$(80)	(0.2)%	$14,021	13.0%	$63,319	14.2%
Amortization of intangible assets	658	0.5%	3,546	2.0%	1,571	4.9%	1,424	1.3%	7,199	1.6%
Non-cash share-based compensation	671	0.5%	872	0.5%	369	1.1%	991	0.9%	2,903	0.7%
Adjusted operating income (non-GAAP)	$30,552	24.5%	$24,573	13.7%	$1,860	5.8%	$16,436	15.3%	$73,421	16.5%

	Nine Months Ended November 30, 2017
	Housewares(3)		Health & Home		Nutritional Supplements		Beauty		Total
Operating income (loss), as reported (GAAP)	$71,601	21.0%	$50,187	10.3%	$(138,413)	(150.1)%	$17,869	6.7%	$1,244	0.1%
Asset impairment charges	-	-%	-	-%	132,297	143.5%	4,000	1.5%	136,297	11.4%
Restructuring charges(4)	-	-%	-	-%	118	0.4%	1,165	1.1%	1,283	0.3%
TRU bankruptcy charge	956	0.3%	2,640	0.5%	-	-%	-	-%	3,596	0.3%
Subtotal	72,557	21.3%	52,827	10.8%	(5,998)	(6.5)%	23,034	8.6%	142,420	12.0%
Amortization of intangible assets	1,618	0.5%	8,373	1.7%	5,380	5.8%	4,207	1.6%	19,578	1.6%
Non-cash share-based compensation	3,579	1.0%	3,792	0.8%	980	1.1%	2,779	1.0%	11,130	0.9%
Adjusted operating income (non-GAAP)	$77,754	22.8%	$64,992	13.3%	$362	0.4%	$30,020	11.2%	$173,128	14.5%

	Nine Months Ended November 30, 2016
	Housewares		Health & Home		Nutritional Supplements		Beauty		Total
Operating income (loss), as reported GAAP)	$68,956	21.9%	$39,156	8.3%	$(6,581)	(6.5)%	$22,173	8.1%	$123,704	10.7%
Asset impairment charges	-	-%	-	-%	5,000	4.9%	2,400	0.9%	7,400	0.6%
Patent litigation charge	-	-%	1,468	0.3%	-	-%	-	-%	1,468	0.1%
Subtotal	68,956	21.9%	40,624	8.6%	(1,581)	(1.6)%	24,573	9.0%	132,572	11.4%
Amortization of intangible assets	1,986	0.6%	10,626	2.3%	4,713	4.7%	4,300	1.6%	21,625	1.9%
Non-cash share-based compensation	2,404	0.8%	3,787	0.8%	1,734	1.7%	3,736	1.4%	11,661	1.0%
Adjusted operating income (non-GAAP)	$73,346	23.3%	$55,037	11.7%	$4,866	4.8%	$32,609	11.9%	$165,858	14.3%

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA(1)

(Unaudited)

(in thousands)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2017	2016	2017	2016
Net income (loss), as reported (GAAP)	$(30,436)	$57,612	$(15,635)	$104,993

Interest expense, net	3,604	3,604	11,221	11,052

Income tax expense	11,221	2,188	5,833	7,912

Depreciation and amortization, excluding amortized interest	10,760	11,225	32,362	33,323

EBITDA (non-GAAP)	(4,851)	74,629	33,781	157,280

Add: Non-cash asset impairment charges	82,227	-	136,297	7,400

Restructuring charges(4)	1,283	-	1,283	-

TRU bankruptcy charge	-	-	3,596	-

Patent litigation charge	-	-	-	1,468

Non-cash share-based compensation	4,651	2,903	11,130	11,661

Adjusted EBITDA (non-GAAP)	$83,310	$77,532	$186,087	$177,809

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA
Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment(1)

(Unaudited)

(in thousands)

	Three Months Ended November 30, 2017
	Housewares	Health & Home	Nutritional Supplements	Beauty	Total
Operating income (loss), as reported (GAAP)	$29,982	$27,897	$(83,521)	$10,012	$(15,630)
Depreciation and amortization, excluding amortized interest	1,444	4,232	2,374	2,710	10,760
Nonoperating income, net	-	-	-	19	19
EBITDA (non-GAAP)	31,426	32,129	(81,147)	12,741	(4,851)
Add: Non-cash asset impairment charges	-	-	82,227	-	82,227
Restructuring charges(4)	-	-	118	1,165	1,283
Non-cash share-based compensation	1,527	1,632	467	1,025	4,651
Adjusted EBITDA (non-GAAP)	$32,953	$33,761	$1,665	$14,931	$83,310

	Three Months Ended November 30, 2016
	Housewares	Health & Home	Nutritional Supplements	Beauty	Total
Operating income (loss), as reported (GAAP)	$29,223	$20,155	$(80)	$14,021	$63,319
Depreciation and amortization, excluding amortized interest	1,429	5,221	2,108	2,467	11,225
Nonoperating income, net	-	-	-	85	85
EBITDA (non-GAAP)	30,652	25,376	2,028	16,573	74,629
Add: Non-cash share-based compensation	671	872	369	991	2,903
Adjusted EBITDA (non-GAAP)	$31,323	$26,248	$2,397	$17,564	$77,532

	Nine Months Ended November 30, 2017
	Housewares	Health & Home	Nutritional Supplements	Beauty	Total
Operating income (loss), as reported (GAAP)	$71,601	$50,187	$(138,413)	$17,869	$1,244
Depreciation and amortization, excluding amortized interest	4,290	12,553	7,223	8,296	32,362
Nonoperating income, net	-	-	-	175	175
EBITDA (non-GAAP)	75,891	62,740	(131,190)	26,340	33,781
Add: Non-cash asset impairment charges	-	-	132,297	4,000	136,297
Restructuring charges(4)	-	-	118	1,165	1,283
TRU bankruptcy charge	956	2,640	-	-	3,596
Non-cash asset share-based compensation	3,579	3,792	980	2,779	11,130
Adjusted EBITDA (non-GAAP)	$80,426	$69,172	$2,205	$34,284	$186,087

	Nine Months Ended November 30, 2016
	Housewares	Health & Home	Nutritional Supplements	Beauty	Total
Operating income (loss), as reported (GAAP)	$68,956	$39,156	$(6,581)	$22,173	$123,704
Depreciation and amortization, excluding amortized interest	4,200	15,738	6,242	7,143	33,323
Nonoperating income, net	-	-	-	253	253
EBITDA (non-GAAP)	73,156	54,894	(339)	29,569	157,280
Add: Non-cash asset impairment charges	-	-	5,000	2,400	7,400
Patent litigation charge	-	1,468	-	-	1,468
Non-cash asset share-based compensation	2,404	3,787	1,734	3,736	11,661
Adjusted EBITDA (non-GAAP)	$75,560	$60,149	$6,395	$35,705	$177,809

SELECTED OTHER DATA

Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP)(1)

(Unaudited)

	Nine							Discontinued			Continuing
	Months	Outlook for the						Operations			Operations
	Ended	Balance of			Outlook			Outlook			Outlook
	November 30,	the Fiscal Year			for Fiscal Year			for Fiscal Year			for Fiscal Year
	2017	(Three Months)			2018			2018			2018
Effective tax rate, as reported (GAAP)	(59.5)%	(78.6)%	-	(76.6)%	(83.0)%	-	(82.5)%	40.0%	-	40.0%	10.4%	-	10.9%

Impact of divestiture	0.0%	(32.4)%	-	(32.4)%	(42.5)%	-	(42.5)%	0.0%	-	0.0%	(4.3)%	-	(4.3)%

Asset impairment charges	64.1%	118.2%	-	118.2%	130.8%	-	130.8%	(0.6)%	-	(0.6)%	0.1%	-	0.1%

Restructuring charges	0.0%	0.0%	-	0.0%	0.0%	-	0.0%	0.0%	-	0.0%	0.0%	-	0.0%

TRU Bankruptcy charge	0.0%	0.0%	-	0.0%	0.0%	-	0.0%	0.0%	-	0.0%	0.0%	-	0.0%

Subtotal	4.7%	7.1%	-	9.1%	5.3%	-	5.8%	39.4%	-	39.4%	6.2%	-	6.7%

Amortization of intangible assets	1.1%	0.8%	-	0.8%	1.0%	-	1.0%	1.1%	-	1.1%	(0.1)%	-	(0.1)%

Non-cash share based compensation	0.7%	0.5%	-	0.5%	0.7%	-	0.7%	0.0%	-	0.0%	0.7%	-	0.7%

Adjusted effective tax rate	6.5%	8.4%	-	10.4%	7.0%	-	7.5%	40.5%	-	40.5%	6.8%	-	7.2%

HELEN OF TROY LIMITED AND SUBSIDIARIES

Reconciliation of GAAP Net Income and Earnings (Loss) Per Share to Adjusted Income and Adjusted Earnings Per Share (non-GAAP)(1)

(Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended November 30, 2017
	Income (Loss)			Diluted Earnings (Loss) Per Share
(in thousands, except per share data)	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$(19,215)	$11,221	$(30,436)	$(0.71)	$0.41	$(1.12)

Asset impairment charges	82,227	(6,380)	88,607	3.02	(0.23)	3.25
Restructuring charges(4)	1,283	69	1,214	0.05	-	0.04
Subtotal	64,295	4,910	59,385	2.36	0.18	2.18
Amortization of intangible assets	6,430	853	5,577	0.24	0.03	0.20
Non-cash share-based compensation	4,651	781	3,870	0.17	0.03	0.14
Adjusted (non-GAAP)	$75,376	$6,544	$68,832	$2.76	$0.24	$2.52

Weighted average shares of common stock used in computing diluted earnings (loss) per share, as reported						27,113
Weighted average shares of common stock used in computing adjusted diluted earnings per share (non-GAAP)						27,267

	Three Months Ended November 30, 2016
	Income			Diluted Earnings Per Share
(in thousands, except per share data)	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$59,800	$2,188	$57,612	$2.15	$0.08	$2.07

Amortization of intangible assets	7,199	1,009	6,190	0.26	0.04	0.22
Non-cash share-based compensation	2,903	706	2,197	0.10	0.02	0.08
Adjusted (non-GAAP)	$69,902	$3,903	$65,999	$2.51	$0.14	$2.37

Weighted average shares of common stock used in computing diluted earnings per share, as reported						27,802
Weighted average shares of common stock used in computing adjusted diluted earnings per share (non-GAAP)						27,802

	Nine Months Ended November 30, 2017
	Income (Loss)			Diluted Earnings (Loss) Per Share
(in thousands, except per share data)	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$(9,802)	$5,833	$(15,635)	$(0.36)	$0.21	$(0.58)

Asset impairment charges	136,297	3	136,294	4.99	-	4.99
Restructuring charges(4)	1,283	69	1,214	0.05	-	0.04
TRU bankruptcy charge	3,596	204	3,392	0.13	0.01	0.12
Subtotal	131,374	6,109	125,265	4.81	0.22	4.59
Amortization of intangible assets	19,578	2,625	16,953	0.72	0.10	0.62
Non-cash share-based compensation	11,130	1,862	9,268	0.41	0.07	0.34
Adjusted (non-GAAP)	$162,082	$10,596	$151,486	$5.94	$0.39	$5.55

Weighted average shares of common stock used in computing diluted earnings (loss) per share, as reported						27,140
Weighted average shares of common stock used in computing adjusted diluted earnings per share (non-GAAP)						27,304

	Nine Months Ended November 30, 2016
	Income			Diluted Earnings Per Share
(in thousands, except per share data)	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$112,905	$7,912	$104,993	$4.02	$0.28	$3.74

Asset impairment charges	7,400	2,303	5,097	0.26	0.08	0.18
Patent litigation charge	1,468	4	1,464	0.05	-	0.05
Subtotal	121,773	10,219	111,554	4.34	0.36	3.98
Amortization of intangible assets	21,625	3,005	18,620	0.77	0.11	0.66
Non-cash share-based compensation	11,661	2,920	8,741	0.42	0.11	0.31
Adjusted (non-GAAP)	$155,059	$16,144	$138,915	$5.53	$0.58	$4.95

Weighted average shares of common stock used in computing diluted earnings per share, as reported						28,058
Weighted average shares of common stock used in computing adjusted diluted earnings per share (non-GAAP)						28,058

HELEN OF TROY LIMITED AND SUBSIDIARIES

Reconciliation of Fiscal Year 2018 Outlook for GAAP Diluted Earnings (Loss) Per Share

to Adjusted Diluted Earnings Per Share (non-GAAP) (1)

(Unaudited)

	Fiscal Year Ended February 28, 2018
	Nine Months Ended November 30,	Outlook for the Balance of the Fiscal Year (Three Months)			Outlook for the Fiscal Year (Twelve Months)			Discontinued Operations			Continuing Operations
Diluted earnings (loss) per share, as reported (GAAP)	$(0.58)	$2.93	-	$3.19	$2.35	-	$2.61	$(3.07)	-	$(3.02)	$5.42	-	$5.63
Asset impairment charges, net of tax	4.99	(1.93)	-	(1.93)	3.06	-	3.06	2.93	-	2.93	0.13	-	0.13
Restructuring charges, net of tax(4)	0.04	0.0	-	0.0	0.04	-	0.04	0.0	-	0.0	0.04	-	0.04
TRU bankruptcy charge, net of tax	0.12	0.0	-	0.0	0.12	-	0.12	0.0	-	0.0	0.12	-	0.12
Subtotal	4.59	1.00	-	1.26	5.59	-	5.85	(0.14)	-	(0.09)	5.73	-	5.94
Amortization of intangible assets, net of tax	0.62	0.20	-	0.21	0.82	-	0.83	0.14	-	0.14	0.68	-	0.69
Non-cash share-based compensation, net of tax	0.34	0.10	-	0.13	0.44	-	0.47	0.0	-	0.0	0.44	-	0.47
Adjusted diluted earnings per share (non-GAAP)	$5.55	$1.30	-	$1.60	$6.85	-	$7.15	$0.0	-	$0.05	$6.85	-	$7.10

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income, and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Diluted Earnings (Loss) Per Share(1)

(Unaudited)

(in thousands, except per share data)

	Three Months Ended November 30,
	2017						2016
	As Reported				Adjusted		As Reported				Adjusted
	(GAAP)		Adjustments		(Non-GAAP)		(GAAP)		Adjustments		(Non-GAAP)

Sales revenue, net	$453,045	100.0%	$-		$453,045	100.0%	$444,414	100.0%	$-		$444,414	100.0%
Cost of goods sold	251,271	55.5%	-		251,271	55.5%	250,199	56.3%	-		250,199	56.3%
Gross profit	201,774	44.5%	-		201,774	44.5%	194,215	43.7%	-		194,215	43.7%

SG&A	133,894	29.6%	(6,430)	(5)	122,813	27.1%	130,896	29.5%	(7,199)	(5)	120,794	27.2%
			(4,651)	(6)					(2,903)	(6)
Asset impairment charges	82,227	18.1%	(82,227)		-	-%	-	-%	-		-	-%
Restructuring charges	1,283	0.3%	(1,283)	(4)	-	-%	-	-%	-		-	-%
Operating income (Loss)	(15,630)	(3.4)%	94,591		78,961	17.4%	63,319	14.2%	10,102		73,421	16.5%

Nonoperating income, net	34	-%	-		34	0.0%	106	-%	-		106	-%
Interest expense	(3,619)	(0.8)%	-		(3,619)	(0.8)%	(3,625)	(0.8)%	-		(3,625)	(0.8)%
Income (loss) before income taxes	(19,215)	(4.2)%	94,591		75,376	16.6%	59,800	13.5%	10,102		69,902	15.7%

Income tax expense	11,221	2.5%	(4,677)		6,544	1.4%	2,188	0.5%	1,715		3,903	0.9%
Net income (loss)	$(30,436)	(6.7)%	$99,268		$68,832	15.2%	$57,612	13.0%	$8,387		$65,999	14.9%

Diluted earnings (loss) per share	$(1.12)		$3.64		$2.52		$2.07		$0.30		$2.37

Weighted average shares of common stock used in computing diluted earnings (loss) per share	27,113				27,267		27,802				27,802

	Nine Months Ended November 30,
	2017						2016
	As Reported				Adjusted		As Reported				Adjusted
	(GAAP)		Adjustments		(Non-GAAP)		(GAAP)		Adjustments		(Non-GAAP)
Sales revenue, net	$1,191,112	100.0%	$-		$1,191,112	100.0%	$1,160,522	100.0%	$-		$1,160,522	100.0%
Cost of goods sold	664,956	55.8%	-		664,956	55.8%	650,912	56.1%	-		650,912	56.1%
Gross profit	526,156	44.2%	-		526,156	44.2%	509,610	43.9%	-		509,610	43.9%
SG&A	387,332	32.5%	(3,596)	(7)	353,028	29.6%	378,506	32.6%	(1,468)	(8)	343,752	29.6%
			(19,578)	(5)					(21,625)	(5)
			(11,130)	(6)					(11,661)	(6)
Asset impairment charges	136,297	11.4%	(136,297)		-	-%	7,400	0.6%	(7,400)		-	-%
Restructuring charges	1,283	0.1%	(1,283)	(4)	-	-%	-	-%	-		-	-%
Operating income	1,244	0.1%	171,884		173,128	14.5%	123,704	10.7%	42,154		165,858	14.3%

Nonoperating income, net	281	-%	-		281	-%	343	-%	-		343	-%
Interest expense	(11,327)	(1.0)%	-		(11,327)	(1.0)%	(11,142)	(1.0)%	-		(11,142)	(1.0)%
Income (loss) before income taxes	(9,802)	(0.8)%	171,884		162,082	13.6%	112,905	9.7%	42,154		155,059	13.4%

Income tax expense	5,833	0.5%	4,763		10,596	0.9%	7,912	0.7%	8,232		16,144	1.4%
Net income (loss)	$(15,635)	(1.3)%	$167,121		$151,486	12.7%	$104,993	9.0%	$33,922		$138,915	12.0%

Diluted earnings (loss) per share	$(0.58)		$6.13		$5.55		$3.74		$1.21		$4.95

Weighted average shares of common stock used in computing diluted earnings (loss) per share	27,140				27,304		28,058				28,058

HELEN OF TROY LIMITED AND SUBSIDIARIES

Notes to Press Release

(1)

This press release contains non-GAAP financial measures. Leadership Brand net sales revenue, adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income, adjusted diluted earnings per share, EBITDA, and adjusted EBITDA (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in our Consolidated Condensed Statements of Operations in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. We believe that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of such charges on net income and earnings per share. We also believe that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. We further believe that including the excluded charges would not accurately reflect the underlying performance of the Company’s continuing operations for the period in which the charges are incurred, even though such charges may be incurred and reflected in the Company’s GAAP financial results in the near future. Additionally, the non-GAAP financial measures are used by management for measuring and evaluating the Company’s performance. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the periods in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

(2)	Leadership Brand net sales consists of revenue from the OXO, Honeywell, Braun, PUR, Hydro Flask, Vicks, and Hot Tools brands.

(3)	The Housewares segment includes approximately one-half month of incremental operating results from Hydro Flask, which was acquired on March 18, 2016.

(4)	Charges incurred in conjunction with the Company’s restructuring plan (Project Refuel) for the three- and nine-months ended November 30, 2017, with no comparable charges in the same periods last year.

(5)	Amortization of intangible assets.
(6)	Non-cash share-based compensation.
(7)	Charge related to the bankruptcy of Toys “R” Us, Inc. (TRU).
(8)	Patent litigation charge.